EXHIBIT 10.6(E)
                                                                 ---------------

                                 AMENDMENT NO. 5
                           TO PARTICIPATION AGREEMENT

     This Amendment No. 5 ("Amendment") is executed the date as of each signature below, but shall be effective as of January 1, 2005, ("Amendment Effective Date") by and between Penn Virginia Oil & Gas, L.P. successor to Penn Virginia Oil & Gas Corporation, ("PVOG") and GMX RESOURCES INC. and its wholly owned subsidiaries, Expedition Natural Resources Inc. and Endeavor Pipeline Inc. (collectively, "GMX") for purposes of amending the Participation Agreement, as previously amended, ("Agreement") between the parties with reference to the following circumstances:

          A. PVOG and GMX (collectively, "Parties" and, individually, a "Party") previously entered into Amendment #4 which permitted the use of multiple rigs under certain circumstances and provided a mechanism by which PVOG would advance the funds to GMX for second wells. Pursuant to Section 2.2.9 of the Agreement, PVOG terminated the multiple rig provisions on November 19, 2004, resulting in the reinstatement of Section 2.1 of the Agreement that prohibits the drilling of more than one well at the same time.

          B. PVOG and GMX now wish to further amend the Agreement in order to provide for the use and sharing of multiple rigs.

     In consideration of the mutual covenants, promises, rights and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1 CAPITALIZED TERMS. 2 Capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

     2 SIMULTANEOUS DRILLING. 3 Section 2.2 of the Agreement as added by Amendment #4 shall continue to govern the use of multiple rigs during the period May 11, 2004 through November 19, 2004. For the period beginning on the Amendment Effective Date a new Section 2.3 which shall be added to the Agreement shall govern the use of multiple rigs which shall read in its entirety as follows:


               "2.3 USE OF MULTIPLE RIGS AFTER JANUARY 1, 2005.

               Notwithstanding the provisions of Section 2.1 that prohibit the drilling of more than one well at the same time in Phase I, Part B and Phase II, Part B, collectively, the Parties agree that after the Amendment Effective Date of Amendment No. 5, drilling operations with no more than two rigs may be used in either Phase I, Phase II or both subject to the following provisions:

                    2.3.1 SHARING WITH GMX. If PVOG engages an additional rig for drilling in Part B with the concurrence of GMX, PVOG shall: (1) declare one of the drilling rigs to be the "Second Rig" under the terms of the Agreement, as amended, and (2) make

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                    the Second Rig available for use by GMX for drilling
                    operations in Phase III on a one to one basis, i.e. for every well that PVOG uses the Second Rig for drilling operations under the terms of the Agreement, if GMX is ready, able and willing to use the Second Rig, it may make use of the Second Rig for the drilling of one well in Phase
                    III. Five (5) days prior to reaching total depth on the well preceding GMX's option to use the Second Rig, GMX shall: (1) give PVOG written notice of its election to use the second rig and (2) enter into a single well or a multiple well (if GMX has elected to bank locations as provided below) drilling contract with the rig contractor on terms acceptable to both GMX and the rig contractor, which terms shall be no less favorable to GMX than the terms available to PVOG, save and except any financial requirements prescribed by the rig contractor. During the time a rig is used by GMX, PVOG will have no financial or other responsibility to the rig contractor for such utilization. Both PVOG and GMX shall have the right to bank up to three
                    (3) well locations to be drilled with the Second Rig at a later date if either party elects to do so.

               2.3.2 PAYMENTS OF COSTS. If GMX elects to participate in any well drilled in Part B of either Phase I or Phase II while multiple rigs are being used, it will be responsible for payment of its share of costs in accordance with the terms of the Agreement based on the size of the election it makes.

               2.3.3 AFES. As long as multiple drilling rigs are being used in Phase I and II, PVOG shall not present to GMX more than two AFEs per drilling rig utilized in either Phase I or Phase II within any fifteen (15) day period for any operations conducted under this Section 2.3.

               2.3.4 TERMINATION OF THE USE OF MULTIPLE RIGS. Either Party may terminate the multiple rig provisions of this Section 2.3, subject to the terms of the drilling contract currently in effect for the "Second Rig", at any time by giving at least sixty (60) days notice of such termination to the other party in which event the provisions of Section 2.1 will be reinstated to prohibit the drilling of more than one well at the same time."

     Except as set forth above, the Agreement as previously amended will remain in full force and effect.

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     Executed effective as of the date set forth above.

                              GMX RESOURCES INC.
                              EXPEDITION NATURAL RESOURCES INC.
                              ENDEAVOR PIPELINE INC.


                              By: /s/ Ken L. Kenworthy, Sr.
                                  -------------------------------
                                  Ken L. Kenworthy, Sr.
                                  Executive Vice President of GMX Resources Inc. President of Expedition Natural Resources Inc. President of Endeavor Pipeline Inc.

                              Date: 3-2-05
                                    -----------------------------


                              PENN VIRGINIA OIL & GAS, L.P. By: Penn Virginia Oil & Gas GP LLC, its General Partner


                              By: /s/ Scott D. Coe
                                  -------------------------------

                              Date: February 25, 2005
                                    -----------------------------


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